SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PERIYA CORP.
(Exact name of Registrant as specified in its charter)

Nevada	7371	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification No.)

c/o Christopher Park
Periya Corp.
625 Richmond Street W., Apt. 0
Toronto, Ontario M6J 1C2
Telephone: (647) 444-3845
(Address and telephone number of Registrant's principal executive offices)

c/o Christopher Park
Periya Corp.
625 Richmond Street W., Apt. 0
Toronto, Ontario M6J 1C2
Telephone: (647) 444-3845
(Address of principal place of business or intended principal place of business)

c/o Christopher Park
Periya Corp.
625 Richmond Street W., Apt. 0
Toronto, Ontario M6J 1C2
Telephone: (647) 444-3845
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of communications to:

GREGG E. JACLIN, ESQ.
Szaferman, Lakind, Blumstein & Blader, P.C.
101 Grovers Mill Road, Suite 200
Lawrenceville, NJ 08648
TELEPHONE NO.: (609) 275-0400
FACSIMILE NO.: (609) 275-4511

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non accelerated filer, or a small reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

Calculation of Registration Fee

Title of Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value(1)	2,240,000	$0.01	(2)	$22,400	$2.89

Total	2,240,000	$0.01		$22,400	$2.89
____________
(1)	Represents common shares currently outstanding to be sold by the selling security holders.

(2)
The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our common stock is not traded on any national exchange and in accordance with Rule 457, the offering price was determined by the price shares were sold to the selling security holders in private placement transactions. The selling shareholders may sell shares of our common stock at a fixed price of $0.01 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. The selling shareholders purchased their shares from the Company at a price of $0.01 and the fixed price of $0.01 has been determined as the selling price based upon the original purchase price paid by the selling security holders plus an increase based on the fact the shares will be liquid and registered. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (“FINRA”), which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED SEPTEMBER __, 2014

PERIYA CORP.

2,240,000 Shares of Common Stock, par value $0.001

This prospectus relates to the resale of 2,240,000 shares of common stock, par value $0.001, of Periya Corp., which are issued and outstanding and held by persons who are stockholders of Periya Corp. The selling security holders named in this prospectus are offering all of the shares of common stock offered through this prospectus. The common stock to be sold by the selling shareholders as provided in the “Selling Security Holders” section is common stock that are shares that have already been issued and are currently outstanding. We will not receive any proceeds from the sale of the common stock covered by this prospectus.

Our common stock is presently not traded on any market or securities exchange. The 2,240,000 shares of our common stock can be sold by selling security holders at a fixed price of $0.01 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. All selling shareholders purchased their shares from the Company at a price of $0.01 and the fixed price of $0.01 has been determined as the selling price based upon such original purchase price paid by the selling security holders plus an increase based on the fact the shares will be liquid and registered. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with FINRA, for our common stock to be eligible for trading on the Over the Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application.

Investing in our securities involves significant risks. See “Risk Factors” beginning on page 7.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The information in this prospectus is not complete and may be changed. This prospectus is included in the registration statement that was filed by us with the Securities and Exchange Commission. The selling security holders may not sell these securities until the registration statement becomes effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is September 25, 2014

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all the information that you should consider before investing in the common stock. You should carefully read the entire prospectus, including “Risk Factors ”, “Management ’s Discussion and Analysis of Financial Condition and Results of Operations ” and the Financial Statements, before making an investment decision. In this Prospectus, the terms “Periya,” “Company, ” “we, ” “us ” and “our ” refer to Periya Corp.

Corporate Background

Periya Corp. (“Periya”) was incorporated on December 20, 2013 under the laws of the State of Nevada as a development stage company. The Company plans to develop and market software products as a mobile application for end users of the current generation of Blackberry mobile phones. We plan to sell our initial applications through Blackberry World Store or through our own online retail website to individual customers.

As of the date of this prospectus, neither our initial mobile application nor any other application has been developed to the point that we can describe specifically its nature or its scope. We anticipate that we will receive revenue from the sale of our software products. Specifically, customers will be charged an initial fee to download our basic software product. Additional software features will be available for additional charges. Additionally, customers will be charged ongoing monthly fees for continued use of our products, software upgrades and other software modifications.

As of the date of this prospectus, the amounts of the prices for our products have not been determined. As our software products are completed, we will determine the prices based upon our costs and the prices of competing products.

The Offering

Securities offered:	2,240,000 shares of common stock

Offering price :
The selling security holders purchased their shares of common stock from the Company at the price of $0.01 per share and will be offering their shares of common stock at a price of $0.01 per share, which includes an increase, based on the fact the shares will be liquid and registered. This is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board, at which time the shares may be sold at prevailing market prices or privately negotiated prices.

Shares outstanding prior to offering:	12,190,000 shares of common stock.

Shares outstanding after offering:	12,190,000 shares of common stock.

Our sole executive officer and directors currently own 82% of our outstanding common stock. As a result, he has substantial control over all matters submitted to our stockholders for approval.

Market for the common shares:	There is currently no trading market for our common stock. We intend to apply for quotation on the OTC Bulletin Board. We will require the assistance of a market-maker to apply for quotation.

There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

Use of proceeds:	We will not receive any proceeds from the sale of shares by the selling security holders.

SUMMARY FINANCIAL DATA

The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis or Plan of Operation” and the Financial Statements and Notes thereto, included elsewhere in this prospectus. The statement of operations data and balance sheet data for the three months ended June 30, 2014 and the period from Inception (December 20, 2013) to March 31, 2014 are from our audited financial statements.

	From the Three Months Ended June 30, 2014	From Inception to the Year Ended March 31, 2014
	(unaudited)	(audited)
STATEMENT OF OPERATIONS
Revenues	-	-
Total Operating Expenses	4,800	10,489
Net (Loss)/Income	(4,800)	(10,489)

	June 30, 2014	March 31, 2014
	(unaudited)	(audited)
BALANCE SHEET DATA
Cash	$1,611	$3,211
Prepaid expense	-	1,800
Total Assets	1,611	5,011

Common stock	12,190	12,050
Additional paid-in capital	4,710	3,450
Deficit accumulated during the development stage	(15,289)	(10,489)
Stockholders’ Equity	1,611	5,011

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the material risks described below and the other information in this prospectus before investing in our common stock. Below we have disclosed all material risks related to our company and our stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Please note that throughout this prospectus, the words “we”, “our” or “us” refer to the Company and not to the selling stockholders.

WE HAVE A LIMITED OPERATING HISTORY THAT YOU CAN USE TO EVALUATE US, AND THE LIKELIHOOD OF OUR SUCCESS MUST BE CONSIDERED IN LIGHT OF THE PROBLEMS, EXPENSES, DIFFICULTIES, COMPLICATIONS AND DELAYS FREQUENTLY ENCOUNTERED BY A SMALL DEVELOPING COMPANY.

We were incorporated in Nevada in December 20, 2013. We have no significant assets, financial resources and no revenues to date. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by a small developing company starting a new business enterprise and the highly competitive environment in which we will operate. Since we have a limited operating history, we cannot assure you that our business will be profitable or that we will ever generate sufficient revenues to meet our expenses and support our anticipated activities.

WE MAY REQUIRE ADDITIONAL FUNDS TO ACHIEVE OUR CURRENT BUSINESS STRATEGY AND OUR INABILITY TO OBTAIN ADDITIONAL FINANCING WILL INHIBIT OUR ABILITY TO EXPAND OR EVEN MAINTAIN OUR BUSINESS OPERATIONS.

We may need to raise additional funds through public or private debt or sale of equity to achieve our current business strategy. The financing we need may not be available when needed. Even if this financing is available, it may be on terms that we deem unacceptable or are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. Our inability to obtain financing will inhibit our ability to implement our development strategy, and as a result, could require us to diminish or suspend our development strategy and possibly cease our preliminary operations.

If we are unable to obtain financing on reasonable terms, we could be forced to delay, scale back or eliminate certain product and service development programs. In addition, such inability to obtain financing on reasonable terms could have a negative effect on our business, operating results, or financial condition to such extent that we are forced to restructure, file for bankruptcy, sell assets or cease preliminary operations, any of which could put your investment dollars at significant risk.

CHRISTOPHER PARK CONTROL MAY PREVENT YOU FROM CAUSING A CHANGE IN THE COURSE OF OUR COMPANY AND MAY AFFECT THE MARKET PRICE OF OUR COMMON STOCK.

Christopher Park beneficially own approximately 82% of our common stock. Accordingly, for as long as this individual continues to collectively own more than 50% of our common stock, he will be able to elect our entire board of directors, control all matters that require a stockholder vote (such as mergers, acquisitions and other business combinations) and exercise a significant amount of influence over our management and operations. Therefore, regardless of the number of our common shares sold, your ability to cause a change in the course of our operations is eliminated. As such, the value attributable to the right to vote is limited. This concentration of ownership could result in a reduction in value to the common shares you own because of the ineffective voting power, and could have the effect of preventing us from undergoing a change of control in the future.

TO DATE, WE HAVE NOT GENERATED ANY REVENUE. IF WE ARE UNABLE TO GENERATE SIGNIFICANT REVENUES FROM OUR OPERATIONS, WE MAY BE UNABLE TO EXPAND OUR SERVICES AND MAY BE FORCED TO CEASE OPERATIONS.

If we are unable to generate significant revenues from our operations, we could be forced to delay, scale back or eliminate certain services and product development programs.

If we fail to generate significant revenues in the future, then we will not able to expand our services. This failure to expand may hurt our ability to raise additional capital which could have a negative effect on our business, operating results, or financial condition to such extent that we are forced to restructure, file for bankruptcy, sell assets or cease operations, any of which could put your investment dollars at significant risk.

OUR PRODUCTS AND SERVICES ARE BASED ON NEW AND UNPROVED TECHNOLOGIES AND ARE SUBJECT TO THE RISKS OF FAILURE INHERENT IN THE DEVELOPMENT OF NEW PRODUCTS AND SERVICES.

Because our products and services are and will be based on new technologies, they are subject to risks of failure that are particular to new technologies, including the possibility that:

•	our new approaches will not result in any products or services that gain market acceptance;
•
our mobile applications and the technology powering our custom development services may unfavorably interact with other types of commonly used applications and services, thus restricting the circumstances in which they may be used;

•	our mobile products may source hardware to provide mobility solutions for enterprises and dependencies on third party suppliers for hardware can present a risk of solution failure;
•	proprietary rights of third parties may preclude us from marketing a new product or service; or
•	third parties may offer market superior or more cost-effective products or services.

As a result, our activities may not result in a broad enough base of commercially viable products or services, which would harm our sales, revenue and financial condition.

THE FAILURE OF SMARTPHONE PROVIDERS TO KEEP PACE WITH TECHNOLOGICAL AND MARKET DEVELOPMENTS IN SMARTPHONE DESIGN MAY NEGATIVELY AFFECT THE DEMAND FOR OUR TECHNOLOGY.

We are developing our technology to run on various smartphones. Our future success will depend on these smartphone providers’ ability to design and manufacture smartphones that meet the demands of subscribers. If we do not modify our technology to be compatible with new smartphones in a timely and efficient manner before the initial commercial launch of the smartphone, our subscription rates will suffer. In addition, if our subscribers select smartphones that are incompatible with our technology, we will incur additional time and expenses to further modify our technology to those smartphones, which may cause us to incur unanticipated operating expenses and miss product launch windows. Because of short product life cycles in the wireless communications industry, if we fail to integrate our technology on a smartphone prior to its commercial launch or if it is preloaded with a competitor’s technology, we may lose a substantial opportunity to gain end users who purchase that device and our revenue may suffer.

CHANGES IN GOVERNMENT REGULATION OF THE WIRELESS COMMUNICATIONS INDUSTRY MAY ADVERSELY AFFECT OUR BUSINESS.

Currently, other than business and operations licenses applicable to most commercial ventures, we are not required to obtain any governmental approval for our business operations. However, there can be no assurance that current or new laws or regulations will not, in the future, impose additional fees and taxes on us and our business operations.

It is possible that a number of laws and regulations may be adopted in the United States and elsewhere that could restrict the wireless communications industry, including laws and regulations regarding lawful interception of personal data, use of smartphones while driving, privacy, taxation, content suitability, copyright and antitrust. Management anticipates that regulation of the industry will increase and that we will be required to devote legal and other resources to address this regulation. Changes in current laws or regulations or the imposition of new laws and regulations in the United States or elsewhere regarding the wireless communications industries may lessen the growth of wireless communications services and may adversely impact on the financial results of our business operations.

WE MAY BE SUBJECT TO LEGAL PROCEEDINGS INVOLVING OUR TECHNOLOGY THAT COULD RESULT IN SUBSTANTIAL COSTS AND WHICH COULD MATERIALLY HARM OUR BUSINESS OPERATIONS.

From time to time, we may be subject to legal proceedings and claims in the ordinary course of its business, including claims of alleged infringement of the trademarks and other intellectual property rights of third parties by us. These types of claims could result in increased costs of doing business through legal expenses, adverse judgments or settlements or require us to change its business practices in expensive ways. Additional litigation may be necessary in the future to enforce our technology rights, to protect its trade secrets or to determine the validity and scope of the proprietary rights of others. Any litigation, regardless of outcome or merit, could result in substantial costs and diversion of management and technical resources, any of which could materially harm our business.

WE MAY NOT BE ABLE TO ATTRACT AND RETAIN QUALIFIED PERSONNEL NECESSARY FOR THE DEVELOPMENT OF OUR TECHNOLOGY AND THE IMPLEMENTATION OF OUR PROPOSED PLAN OF OPERATIONS.

Our future success depends largely upon the continued service of our board members, executive officers and other key personnel. Our success also depends on our ability to continue to attract, retain and motivate qualified personnel. Key personnel represent a significant asset, and the competition for these personnel is intense in the smartphone industry.

We may have particular difficulty attracting and retaining key personnel in initial phases of our proposed plan of operations. We do not maintain key person life insurance on any of our personnel. The loss of one or more of our key employees or our inability to attract, retain and motivate qualified personnel could negatively impact our ability to complete any proposed phase of our plan of operations.

OUR MANAGEMENT LACKS ANY FORMAL TRAINING OR EXPERIENCE IN OPERATING A WHOLESALE OR RETAIL BUSINESS, AND AS A RESULT MANAGEMENT MAY MAKE MISTAKES, WHICH COULD HAVE A NEGATIVE IMPACT ON OUR BUSINESS OPERATIONS.

Our management is inexperienced in researching and developing technology. Management has no direct training or experience in these areas and, as a result, may not be fully aware of all of the specific requirements related to working within this industry. Management’s decisions and choices may not take into account standard managerial approaches technology companies commonly use. Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to management’s lack of experience in this industry. As a result, we may have to suspend or cease operations and our business operations may be negatively impacted.

Risks Related To This Offering

WE MAY INCUR SIGNIFICANT COSTS TO BE A PUBLIC COMPANY TO ENSURE COMPLIANCE WITH U.S. CORPORATE GOVERNANCE AND ACCOUNTING REQUIREMENTS AND WE MAY NOT BE ABLE TO ABSORB SUCH COSTS.

We may incur significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs. In addition, we may not be able to absorb these costs of being a public company which will negatively affect our business operations.

THE LACK OF PUBLIC COMPANY EXPERIENCE OF OUR MANAGEMENT TEAM COULD ADVERSELY IMPACT OUR ABILITY TO COMPLY WITH THE REPORTING REQUIREMENTS OF U.S. SECURITIES LAWS.

Our Chief Executive Officer (“CEO”) lacks public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002. Our CEO has never been responsible for managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Our management may not be able to implement programs and policies in an effective and timely manner that adequately respond to such increased legal, regulatory compliance and reporting requirements, including establishing and maintaining internal controls over financial reporting. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934 which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy in which event you could lose your entire investment in our company.

Risk Related To Our Capital Stock

WE MAY NEVER PAY ANY DIVIDENDS TO SHAREHOLDERS.

We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings, if any, to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend.

THE OFFERING PRICE OF THE COMMON STOCK WAS DETERMINED BASED ON THE PRICE OF OUR PRIVATE OFFERING, AND THEREFORE SHOULD NOT BE USED AS AN INDICATOR OF THE FUTURE MARKET PRICE OF THE SECURITIES. THEREFORE, THE OFFERING PRICE BEARS NO RELATIONSHIP TO OUR ACTUAL VALUE, AND MAY MAKE OUR SHARES DIFFICULT TO SELL.

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $0.01 per share for the shares of common stock was determined based on the price of our private offering. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

IN THE EVENT THAT THE COMPANY’S SHARES ARE TRADED, THEY WILL MOST LIKELY TRADE UNDER $5.00 PER SHARE AND THUS WILL BE A PENNY STOCK. TRADING IN PENNY STOCKS HAS MANY RESTRICTIONS AND THESE RESTRICTIONS COULD SEVERLY AFFECT THE PRICE AND LIQUIDITY OF THE COMPANY’S SHARES.

In the event that our shares are traded, and our stock will most likely trade below $5.00 per share, and our stock will therefore be known as a “penny stock”, which is subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stock. The U.S. Securities and Exchange Commission (the “SEC”) has adopted regulations which generally define a “penny stock” to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Our common stock will probably be considered to be a “penny stock” and will subject to the additional regulations and risks of such a security. A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, he must receive the purchaser’s written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consequently, the “penny stock” rules may restrict the ability of broker/dealers to sell our securities, and may negatively affect the ability of holders of shares of our common stock to resell them. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the loss of your entire investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is often volatile and you may not be able to buy or sell the stock when you want to.

INVESTING IN THE COMPANY IS A HIGHLY SPECULATIVE INVESTMENT AND COULD RESULT IN THE LOSS OF YOUR ENTIRE INVESTMENT.

A purchase of the offered shares is significantly speculative and involves significant risks. The offered shares should not be purchased by any person who cannot afford the loss of his or her entire purchase price. The business objectives of the Company are also speculative, and we may be unable to satisfy those objectives. The shareholders of the Company may be unable to realize a substantial return on their purchase of the offered shares, or any return whatsoever, and may lose their entire investment in the Company. For this reason, each prospective purchaser of the offered shares should read this prospectus and all of its exhibits carefully and consult with their attorney, business advisor and/or investment advisor.

THERE IS NO ASSURANCE OF A PUBLIC MARKET OR THAT OUR COMMON STOCK WILL EVER TRADE ON A RECOGNIZED EXCHANGE. THEREFORE, YOU MAY BE UNABLE TO LIQUIDATE YOUR INVESTMENT IN OUR STOCK.

There is no established public trading market for our common stock. Our shares have not been listed or quoted on any exchange or quotation system. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTCBB, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

WE ARE AN “EMERGING GROWTH COMPANY,” AND ANY DECISION ON OUR PART TO COMPLY ONLY WITH CERTAIN REDUCED DISCLOSURE REQUIREMENTS APPLICABLE TO “EMERGING GROWTH COMPANIES” COULD MAKE OUR COMMON STOCK LESS ATTRACTIVE TO INVESTORS.

We are an “emerging growth company,” as defined in the JOBS Act, and, for as long as we continue to be an “emerging growth company,” we may choose to take advantage of exemptions from various reporting requirements applicable to other public companies but not to “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to opt in to the extended transition period for complying with the revised accounting standards.

WE MAY BE EXEMPT FROM THE REPORTING OBLIGATIONS PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT AND THEREFORE MAY NOT HAVE TO PROVIDE INVESTORS WITH PERIODIC REPORTS AS MAY BE REQUIRED PURSUANT TO SECTION 13 OF THE SECURITIES EXCHANGE ACT, FOLLOWING THE FORM 10K REQUIRED FOR THE FISCAL YEAR IN WHICH OUR REGISTRATION STATEMENT IS EFFECTIVE.

The requirement for an issuer that has filed a registration statement to file pursuant to Section 15(d) of the Securities Exchange Act is suspended for any fiscal year, except for the fiscal year in which such registration statement becomes effective, if, at the beginning of the fiscal year, the issuer has fewer than 300 shareholders. We currently have fewer than 300 shareholders and expect to maintain a fewer than 300 shareholder base. If we do continue to have fewer than 300 shareholders, we will be exempt from the filing requirements as required pursuant to Section 13 of the Securities Exchange Act and will not be required to file any periodic reports, including Form 10Q and 10K filings, with the SEC subsequent to the Form 10K required for the fiscal year in which our registration statement is effective. Further, disclosures in our Form 10K that we will be required to file for the fiscal year in which our registration statement is effective, is less extensive than the disclosures required of fully reporting companies. Specifically, we are not subject to disclose in our Form 10K risk factors, unresolved staff comments, or selected financial data, pursuant to Items 1A, 1B, 6, respectively.

UNTIL WE REGISTER A CLASS OF OUR SECURITIES UNDER SECTION 12 OF THE SECURITIES EXCHANGE ACT OF 1934 (“EXCHANGE ACT”), WE WILL ONLY BE SUBJECT TO THE PERIODIC REPORTING OBLIGATIONS IMPOSED BY SECTION 15(D) OF THE EXCHANGE ACT.

Until such time as we register a class of our securities under Section 12 of the Securities Exchange Act of 1934, we will only be subject to the periodic reporting obligations imposed by Section 15(d) of the Exchange Act. Accordingly, we will not be subject to the proxy rules, Section 16 short-swing profit provisions, beneficial ownership reporting, the bulk of the tender offer rules and the reporting requirements of Section 13 of the Exchange Act.

FUTURE SALES BY OUR STOCKHOLDERS MAY NEGATIVELY AFFECT OUR STOCK PRICE AND OUR ABILITY TO RAISE FUNDS IN NEW STOCK OFFERINGS.

Sales of our common stock in the public market following this offering could lower the market price of our common stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable or at all. Of the 12,190,000 shares of common stock outstanding as of September 25, 2014, 2,240,000 shares are, or will be, freely tradable without restriction upon the effective date of this registration statement, unless held by our “affiliates”. The remaining 9,950,000 shares of common stock, which will be held by existing stockholders, including the officers and directors, are “restricted securities” and may be resold in the public market only if registered or pursuant to an exemption from registration. Some of these shares may be resold under Rule 144.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this report, including in the documents incorporated by reference into this report, includes some statement that are not purely historical and that are “forward-looking statements.” Such forward-looking statements include, but are not limited to, statements regarding our and their management’s expectations, hopes, beliefs, intentions or strategies regarding the future, including our financial condition, results of operations. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “would” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this report are based on current expectations and beliefs concerning future developments and the potential effects on the parties and the transaction. There can be no assurance that future developments actually affecting us will be those anticipated. These that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the following forward-looking statements involve a number of risks, uncertainties (some of which are beyond the parties’ control) or other assumptions.

THE OFFERING

This prospectus relates to the resale by certain selling security holders of the Company of up to 2,240,000 shares of our common stock. Such shares were offered and sold by us at a purchase price of $0.01 per share to the selling security holders in private placements conducted from December 2013 to June 30, 2014, pursuant to the exemptions from registration under the Securities Act provided by Regulation S of the Securities Act. As of September 25, 2014, the Company sold only 1,690,000 shares in the private placement and raised $16,900 in gross proceeds.

USE OF PROCEEDS

The selling stockholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

DETERMINATION OF OFFERING PRICE

Since our shares are not quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The offering price was determined by the price shares were sold to our shareholders in a private placement memorandum pursuant to Regulation S of the Securities Act of 1933 which was completed in June 2014.

The offering price of the shares of our common stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. Although our common stock is not quoted on the Over The Counter Bulletin Board (OTCBB), we will attempt to locate a market maker to file an application to obtain a listing on the (OTCBB) concurrently with the filing of this prospectus. In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. Although there are no requirements for listing on the OTCBB, there is no assurances that our common stock will be approved to trade on the OTCBB. However, there is no assurance that our common stock, even if it becomes quoted on the OTCBB, will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the common stock, investor perception of us and general economic and market conditions.

DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued. Accordingly, there will be no dilution to our existing shareholders.

SELLING SHAREHOLDERS

The shares being offered for resale by the selling stockholders consist of the 2,240,000 shares of our common stock held by 39 shareholders. Two of the holders of the shares being registered below were issued shares for services rendered to the Company. The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of September 25, 2014 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

The following table sets forth the shares beneficially owned, as of September 25, 2014 by the selling security holders prior to the offering contemplated by this prospectus, the number of shares each selling security holder is offering by this prospectus and the number of shares which each would own beneficially if all such offered shares are sold.

Beneficial ownership is determined in accordance with Securities and Exchange Commission rules. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

None of the selling security holders is a registered broker-dealer or an affiliate of a registered broker-dealer. Each of the selling security holders has acquired his, her or its shares pursuant to a private placement solely for investment and not with a view to or for resale or distribution of such securities. The shares were offered and sold to the selling security holders at a purchase price of $0.01 per share in a private placement made from December 2013 through May 2014, pursuant to the exemptions from the registration under the Securities Act provided by Regulation S of the Securities Act. None of the selling security holders are affiliates or controlled by our affiliates and none of the selling security holders are now or were at any time in the past an officer or director of ours or any of any of our predecessors or affiliates.

Name of selling stockholder	Shares of Stock owned prior to offering	Shares of Common stock to be sold	Shares of common stock owned after Offering	Percent of common owned after offering (1)
Christopher Park	10,000,000	275,000	9,725,000	79.8%
Christopher Costello	500,000	275,000	225,000	1.8%
Abdulah Hashwani	450,000	450,000	-	0.0%
Adriana Hill	10,000	10,000	-	0.0%
Andrea Grbo	10,000	10,000	-	0.0%
Barbara A Penney	10,000	10,000	-	0.0%
Billie Tete	10,000	10,000	-	0.0%
Brian Wesley Buchanan	10,000	10,000	-	0.0%
Christina Gurton	10,000	10,000	-	0.0%
Conrad M Hill	10,000	10,000	-	0.0%
Cory Carl Borg	10,000	10,000	-	0.0%
Cynthia Marianna Thompson	10,000	10,000	-	0.0%
Deborah Lynn Smith	10,000	10,000	-	0.0%
Dominic Tete	10,000	10,000	-	0.0%
Dylan Madeley	10,000	10,000	-	0.0%
Gail Anne Eaton	10,000	10,000	-	0.0%
Glenn M Rusnak	10,000	10,000	-	0.0%
Jaya Kawa	10,000	10,000	-	0.0%
John Ticzon	10,000	10,000	-	0.0%
Justin Fudge	10,000	10,000	-	0.0%
Karen Moore	10,000	10,000	-	0.0%
Karim Mirshahi	400,000	400,000	-	0.0%
Kathleen M. Delorme	10,000	10,000	-	0.0%
Kyla Zerbes	10,000	10,000	-	0.0%
Lisa Mainella	10,000	10,000	-	0.0%
Lloyd Hill	10,000	10,000	-	0.0%
Losana Yogarajah	10,000	10,000	-	0.0%
Mark Howard Wright	10,000	10,000	-	0.0%
Michael Capra	500,000	500,000	-	0.0%
Michael James Morris	10,000	10,000	-	0.0%
Mitchell Lawrence Tete	10,000	10,000	-	0.0%
Nina Levy	10,000	10,000	-	0.0%
Nitin Kawa	10,000	10,000	-	0.0%
Patrick M Levy	10,000	10,000	-	0.0%
Sankar Yogarajah	10,000	10,000	-	0.0%
Sarah London Bergman	10,000	10,000	-	0.0%
Sheri Kim Borg	10,000	10,000	-	0.0%
Sutharsan Selvarasa	10,000	10,000	-	0.0%
Umarani Yogarajah	10,000	10,000	-	0.0%
______________
1.Based on 12,190,000 shares currently issued and outstanding.

To our knowledge, except as noted below, none of the selling shareholders or their beneficial owners:

•	has had a material relationship with us other than as a shareholder at any time within the past three years; or
•	has ever been one of our officers or directors or an officer or director of our predecessors or affiliates
•	are broker-dealers or affiliated with broker-dealers.

There is no relationship between the selling shareholders and our principal shareholders and officers and officers and directors. None of the selling shareholders is a broker dealer or an affiliate of a broker-dealer.

PLAN OF DISTRIBUTION

The selling security holders may sell some or all of their shares at a fixed price of $0.01 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Sales by selling security holder must be made at the fixed price of $0.01 or at a privately negotiated price until a market develops for the stock.

Once a market has been developed for our common stock, the shares may be sold or distributed from time to time by the selling stockholders, directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

o	ordinary brokers transactions, which may include long or short sales,
o	transactions involving cross or block trades on any securities or market where our common stock is trading, market where our common stock is trading,
o	through direct sales to purchasers or sales effected through agents,
o	through transactions in options, swaps or other derivatives (whether exchange listed of otherwise), or exchange listed or otherwise), or
o	any combination of the foregoing.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $35,000.

Notwithstanding anything set forth herein, no FINRA member will charge commissions that exceed 8% of the total proceeds of the offering.

Penny Stock Regulations

You should note that our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

Blue Sky Restrictions on Resale

If a selling security holder wants to sell shares of our common stock under this registration statement in the United States, the selling security holders will also need to comply with state securities laws, also known as “Blue Sky laws,” with regard to secondary sales. All states offer a variety of exemption from registration for secondary sales. Many states, for example, have an exemption for secondary trading of securities registered under Section 12(g) of the Securities Exchange Act of 1934 or for securities of issuers that publish continuous disclosure of financial and non-financial information in a recognized securities manual, such as Standard & Poor’s. The broker for a selling security holder will be able to advise a selling security holder which states our common stock is exempt from registration with that state for secondary sales.

Any person who purchases shares of our common stock from a selling security holder under this registration statement who then wants to sell such shares will also have to comply with Blue Sky laws regarding secondary sales.

When the registration statement becomes effective, and a selling security holder indicates in which state(s) he desires to sell his shares, we will be able to identify whether it will need to register or will rely on an exemption there from.

DESCRIPTION OF SECURITIES

The following description of our capital stock is a summary and is qualified in its entirety by the provisions of our Articles of Incorporation which has been filed as an exhibit to our registration statement of which this prospectus is a part.

Common Stock

We are authorized to issue 100,000,000 shares of common stock, par value $0.001, of which 12,190,000 shares are issued and outstanding as of September 25, 2014. Each holder of shares of our common stock is entitled to one vote for each share held of record on all matters submitted to the vote of stockholders, including the election of directors. The holders of shares of common stock have no preemptive, conversion, subscription or cumulative voting rights. There is no provision in our Articles of Incorporation or By-laws that would delay, defer or prevent a change in control of our Company.

Preferred Stock

We are authorized to issue 20,000,000 shares of blank check preferred stock, par value $0.001. No preferred shares have been issued as of September 25, 2014.

Warrants and Options

Currently, there are no warrants, options or other convertible securities outstanding.

Options

There are no options to purchase our securities outstanding. We may in the future establish an incentive stock option plan for our directors, employees and consultants.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee. Szaferman, Lakind, Blumstein & Blader, P.C., our independent legal counsel, has provided an opinion on the validity of our common stock. Szaferman, Lakind, Blumstein & Blader, P.C. has been our legal counsel since inception.

The March 31, 2014 financial statements included in this prospectus and the registration statement have been audited by M&K CPAS, PLLC, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

DESCRIPTION OF BUSINESS

We are incorporated in the State of Nevada, on December 20, 2013. Our official business address is located in 625 Richmond Street W., Apt. 0, Toronto, Ontario M6J 1C2. Our telephone number is (647) 444-3845. We have established a fiscal year end of March 31.

We have never been a party to any bankruptcy, receivership or similar proceeding, nor have we undergone any material reclassification, merger, consolidation, purchase or sale of a significant amount of assets not in the ordinary course of business.

We have not had any significant revenues generated from our business operations since inception. We expect that the revenues generated from our business for the next 12 months will not be enough for our required working capital. Until we are able to generate any consistent and significant revenue we may be required to raise additional funds by way of equity or debt financing.

The Company plans to develop and market software products as a mobile application for end users of the current generation Blackberry mobile phones. We plan to sell our initial applications through Blackberry World Store or through our own online retail website to individual customers.

As of the date of this prospectus, neither our initial mobile application nor any other application has been developed to the point that we can describe specifically its nature or its scope. We anticipate that we will receive revenue from the sale of our software products. Specifically, customers will be charged an initial fee to download our basic software product. Additional software features will be available for additional charges. Additionally, customers will be charged ongoing monthly fees for continued use of our products, software upgrades and other software modifications.

As of the date of this prospectus, the amounts of the prices for our products have not been determined. As our software products are completed, we will determine the prices based upon our costs and the prices of competing products.

At any phase, if we find that we do not have adequate funds to complete a phase, we may have to suspend its operations and attempt to raise more money so we can proceed with the business operations. If we cannot raise the capital to proceed we may have to suspend operations until we have sufficient capital. We expect to raise the required funds for the next 12 months with equity or debt financing.

To become profitable and competitive, we need to develop and advance the technology to a point where it can be sold commercially. To achieve this goal, management has prepared the following phases for its plan of operation for the next 12 months.

Phase 1 - Develop the Technology (12 months)

We are currently designing a Time Management mobile application. The software is to include: Priority Management, Scheduling, Project Management, List Management, and Syncing capabilities. We are targeting BlackBerry devices initially but intend to broaden support to other smartphones including the Apple iPhone, Google Andriod devices.

We will design and implement our corporate website with the capability of online sales of our products.

Our President and CEO, Christopher Park has no experience in developing mobile applications and websites. We will be using the services of a website and mobile app developer to design our logo and website and develop our mobile application.

During the next 12 months, we will continue to expand its technology to make it compatible with other smartphones including the Apple iPhone, Google Android and their respected competitors. Management anticipates spending approximately $200,000 on the development, marketing and sales of the Time Management mobile application in the next 12 months. We anticipate a product launch in the summer season of 2015.

At the same time, the Company plans to acquire other general mobile applications for smartphones in an effort to develop a portfolio of mobile app products to market.

Phase 2 - Implement marketing strategy (18 months)

We plan to start Phase 2 of our business plan, which will include an aggressive marketing campaign designed to increase consumer awareness of its core product, the Time Management mobile app. The Company plans to market its products through website marketing for direct retail sales as well as sales to corporate clients by sales personnel.

In Phase 2, Periya plans to (1) hire personnel for sales, marketing and customer service, (2) create a marketing strategy for its products, and (3) implement its marketing strategy on its target market.

Periya has budgeted approximately $150,000 for this phase of the 18 months plan.

Competition

There are many companies who compete directly with our products and services. These companies may already have an established market in our industry. Most of these companies have significantly greater financial and other resources than us and have been developing their products and services longer than we have been developing ours. Additionally, there are not significant barriers to entry in our industry and new companies may be created that will compete with us and other, more established companies who do not now directly compete with us, may choose to enter our markets and compete with us in the future.

Periya’s principal competitors for our Time Management software are ToDoMatrix Professional, and got-2pro. As the competitors are private corporations with no requirement for financial disclosure, Periya is unable to ascertain the size of their market and there is no way of quantifying and qualifying what position on a sale’s basis Periya is in relative to its competition.

Distribution

We plan to initially focus our effort of distribution through online sales directly to the consumers in Canada and the United States. With our limited resources, the cost efficiencies involved in online sales make it our targeted method of distribution of our products. We estimate that the cost of a fully functioning website with e-commerce functionality will be between $5,000 and $9,000. While it is possible that the costs for a fully functional website could greatly exceed $5,000 to $9,000, we believe that we can have a third party web development company build a website to our specifications that will generate revenues for a price in that range. Such a website would be comprised of Company information, every product that we offer, and the ability to generate significant sales. Currently, the Company does not have a website in place but desires to build a website upon completion of this offering.

Marketing

We will be using several of the internet marketing tools to market our products such as Twitter, Facebook, Instagram, Myspace and others social networks. We could link our website to many of these sites to make ourselves visible and competitive. We believe that the users of mobile devices, by nature of owning these devices, are people who are familiar with the Internet, and are proficient in general web browsing for actions such as email, shopping and social networking. We believe that these users will be our largest prospective customers and, thus, most of our marketing budget and efforts will go towards online marketing. We will also use banner advertisement, pay per click and organic search.

Intellectual Property and Proprietary Rights

Proprietary rights are important to our success and our competitive position. To protect our proprietary rights, we rely on copyright, service marks and trade secret laws, confidentiality procedures and contractual provisions.

We cannot assure you that any of our proprietary rights with respect to our products or services will be viable or of value in the future since the validity, enforceability and type of protection of proprietary rights in Internet-related industries are uncertain and still evolving.

Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy aspects of our products or obtain and use information that we regard as proprietary. Policing unauthorized use of our products is difficult, and while we are unable to determine the extent to which piracy of our software products exists, software piracy can be expected to be a persistent problem. In addition, the laws of some foreign countries do not protect proprietary rights to as great an extent as do the laws of the United States, and effective copyright, trademark and trade secret protection may not be available in those jurisdictions. Our means of protecting our proprietary rights may not be adequate to protect us from the infringement or misappropriation of such rights by others.

In recent years, there has been significant litigation in the United States involving patents and other intellectual property rights, particularly in the software and Internet-related industries. We could become subject to intellectual property infringement claims as the number of our competitors grows and our products and services overlap with competitive offerings. These claims, even if not meritorious, could be expensive to defend and could divert management’s attention from operating our company. If we become liable to third parties for infringing their intellectual property rights, we could be required to pay a substantial award of damages and to develop non-infringing technology, obtain a license or cease selling the products that contain the infringing intellectual property. We may be unable to develop non-infringing technology or obtain a license on commercially reasonable terms, if at all.

Government Regulation

Our activities are not currently subject to any particular regulations by governmental agencies other than those routinely imposed on corporate businesses. However, we cannot predict the impact of future regulations on either us or advertisers that may advertise with our Apps.

DESCRIPTION OF PROPERTY

Our executive offices are located at 625 Richmond Street W., Apt. 0, Toronto, Ontario M6J 1C2. We believe that this space is adequate to operate our current business and as business warrants we may expand into a larger space. The office space is provided by our CEO at no cost to the company.

LEGAL PROCEEDINGS

There are no pending legal proceedings to which the Company is a party or in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company. The Company’s property is not the subject of any pending legal proceedings.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate having a market maker apply for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Holders of Our Common Stock

As of September 25, 2014, we had 39 registered shareholders.

Rule 144

In December 20, 2013, the 10,000,000 shares issued to Christopher Park will become available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act. After August 2014, the 500,000 shares issued to our director, Christopher Costello, will become available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company’s common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed 1% of the number of shares of our common stock then outstanding which, in our case, would equal approximately 121,900 shares as of the date of this prospectus.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about Periya. Under Rule 144(k), a person who is not one of Periya’s affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

Stock Option Grants

As of September 25, 2014 we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

DIVIDEND POLICY

We have not declared or paid dividends on our Common Stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the board of directors. There are no contractual restrictions on our ability to declare or pay dividends.

SHARE CAPITAL

Security Holders

As of September 25, 2014, there were 12,190,000 common shares issued and outstanding, which were held by 39 stockholders of record.

Transfer Agent

We have not engaged a transfer agent to serve as transfer agent for shares of our common stock. Until we engage such a transfer agent, we will be responsible for all record-keeping and administrative functions in connection with the shares of our common stock.

Admission to Quotation on the OTC Bulletin Board

We intend to have a market maker file an application for our common stock to be quoted on the OTC Bulletin Board. However, we do not have a market maker that has agreed to file such application. If our securities are not quoted on the OTC Bulletin Board, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities. The OTC Bulletin Board differs from national and regional stock exchanges in that it

(1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers, and

(2) securities admitted to quotation are offered by one or more broker-dealers rather than the “specialist” common to stock exchanges.

To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. If it meets the qualifications for trading securities on the OTC Bulletin Board our securities will trade on the OTC Bulletin Board. We may not now or ever qualify for quotation on the OTC Bulletin Board. We currently have no market maker who is willing to list quotations for our securities.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

PLAN OF OPERATIONS

The information contained in this Management’s Discussion and Analysis of Financial Condition and Results of Operation contains “forward looking statements.” Actual results may materially differ from those projected in the forward looking statements as a result of certain risks and uncertainties set forth in this report. Although our management believes that the assumptions made and expectations reflected in the forward looking statements are reasonable, there is no assurance that the underlying assumptions will, in fact, prove to be correct or that actual future results will not be materially different from the expectations expressed in this Registration Statement. The following discussion should be read in conjunction with the audited Consolidated Financial Statements and related Notes included in Item 1.

Plan of Operation

Periya has not had any significant revenues generated from its business operations since inception. Periya expects that the revenues generated from its business for the next 12 months will not be enough for its required working capital. Until Periya is able to generate any consistent and significant revenue it may be required to raise additional funds by way of equity or debt financing.

At any phase, if Periya finds that it does not have adequate funds to complete a phase, it may have to suspend its operations and attempt to raise more money so it can proceed with its business operations. If Periya cannot raise the capital to proceed it may have to suspend operations until it has sufficient capital. Periya expects to raise the required funds for the next 12 months with equity or debt financing.

During the next 12 months, management anticipates spending approximately $200,000 on the development, marketing and sales of the Technology in the next 12 months. Periya anticipates a product launch in the summer season of 2015.

The estimated breakdown is as follows:

Purpose	Amount
Website	$6,000
Software Development	$110,000
Sales & Marketing	$60,000
Travel & Entertainment	$8,000
Cost of operating as a public company	$16,000
Total	$200,000

RESULTS OF OPERATIONS FOR THE THREE MONTHS ENDED JUNE 30, 2014 AND FROM INCEPTION (DECEMBER 20, 2013) TO THE YEAR ENDED MARCH 31, 2014.

The Company did not generate any revenues for the three month period ended June 30, 2014 and the year ended March 31, 2014.

Consulting expense for the three months ended June 30, 2014 and for the year ended March 31, 2014 was $3,000 and nil respectively.

Professional fees for the three months ended June 30, 2014 and for the year ended March 31, 2014 was 1,800 and $10,489 respectively.

Net loss for the three months ended June 30, 2014 and for the year ended March 31, 2014 was $4,800 and $10,489 respectively. The loss was primarily due to the consultant, subcontracting and professional fees.

Loss per share was $0.00 for the year ended March 31, 2014.

LIQUIDITY AND CAPITAL RESOURCES

As of June 30, 2014, we had working capital of 1,611. As of March 31, 2014, we had working capital of $5,011. We raised $16,900 from issuance of common stock to 37 individuals.

Cash flows used in operating activities for the three months ended June 30, 2014 and the period ended March 31, 2014 was deficit of $4,800 and $10,489 respectively, which was primarily due to the loss for the period.

Cash flows used in financing activities for the three months ended June 30, 2014 and the period ended March 31, 2014 was a $1,400 and $15,500 respectively, consisting primarily of funds raised through the issuance of common stock.

GOING CONCERN

Due to the uncertainty of our ability to meet our current operating and capital expenses, in their report on our audited financial statements for the period ended March 31, 2014, our independent registered accountants included an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors.

INCOME TAXES

Deferred tax assets and liabilities are recorded for differences between the financial statements and tax basis of the assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is recorded for the amount of income tax payable or refundable for the period increased or decreased by the change in deferred tax assets and liabilities during the period. As of March 31, 2014, a deferred tax asset (which arises solely as a result of net operating losses), has been entirely offset by a valuation reserve due the uncertainty that this asset will be realized in the future.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with accountants on accounting or financial disclosure matters.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officers and directors and their respective ages as of September 25, 2014 are as follows:

Name	Age	Positions and Offices Held
Christopher Park	45	President/CEO/CFO/Secretary/Director/Treasurer

Christopher Costello	34	Director/Secretary

BUSINESS EXPERIENCE

Set forth below is the name of our director and officer, all positions and offices held with us , the period during which he has served as such, and the business experience during at least the last five years:

CHRISTOPHER PARK was appointed as our President, Chief Executive Officer, Chief Financial Officer and a member of the Board of Directors as of December 20, 2013. Mr. Park’s career path has touched the Information Technology, Legal, and Financial industries, and he brings a myriad of experience and practical end user perspective to his role at Periya Corp.

After his graduation from Mohawk College in 2008 with a diploma in Legal Administration, Mr. Park’s focus over the past 6 years has been the marriage of technology with the legal field. Notably, Mr. Park has held contract positions doing just that at businesses in the Greater Toronto Area such as: Hicks Morley LLP, Bank of Montreal, Miller Thomson LLP, and Cogeco; as well as smaller business, such as: Inch Hammond Professional Corporation, Sullivan Festeryga, and Forbes Chochla LLP. In these roles, Mr. Park’s responsibilities included: teleconference hosting and supervising, Voice Over Internet configuration, computer networking, document management systems, telephone system configuration, video conferencing and webinar hosting and supervision, cellular telephone configuration, database and corporate contact management.

CHRISTOPHER COSTELLO was appointed as a member of the Board of Directors on December 20, 2013. Mr. Costello graduated from the Television Broadcasting program at Mohawk College in 2002. Chris Costello's career began immediately and he has been in the industry professionally for more than 10 years he has and is currently been with Technicolor Creative Services in post-production.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Committees of the Board

We do not have a separate audit committee at this time. Our entire board of directors acts as our audit committee. We intend to form an audit committee, a corporate governance and nominating committee and a compensation committee once our board membership increases. Our plan is to start searching and interviewing possible new independent board members in the next nine months and have a new independent board in place in the next 12 months.

Family Relationships

There are no family relationships among our directors or officers

Involvement in Certain Legal Proceedings

Our directors, executive officers and control persons have not been involved in any of the following events during the past five years:

1.	Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time,
2.	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
3.
Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; or

4.
Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us from the date of our inception until March 31, 2014.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)

Christopher Park President, Chief Executive Officer and Director	2014	$0	0	0	0	0	0	$0	$0

Christopher Costello Secretary and Director	2014	$0	0	0	0	0	0	$0	$0

Option Grants Table. There were no individual grants of stock options to purchase our common stock made to the executive officer named in the Summary Compensation Table through March 31, 2014.

Aggregated Option Exercises and Fiscal Year-End Option Value Table. There were no stock options exercised during fiscal year ending March 31, 2014 by the executive officer named in the Summary Compensation Table.

Long-Term Incentive Plan (“LTIP”) Awards Table. There were no awards made to a named executive officer in the last completed fiscal year under any LTIP

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of September 25, 2014 and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class(1)
Common Stock	Christopher Park	10,000,000	82.0%
Common Stock	Christopher Costello	500,000	4.1%
Officers and Directors As a Group (2)		10,500,000	86.1%
______________
(1) The percent of class is based on 12,190,000 shares of common stock issued and outstanding as of September 25, 2014.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On December 20, 2013, the Company issued a total of 10,000,000 founder’s shares of common stock at par value of $0.001 to the Company’s CEO, Christopher Park. No proceeds were received in exchange for the shares of common stock.

On December 20, 2013, the Company issued a total of 500,000 founder’s shares of common stock at par value of $0.001 to the Company’s Director, Christopher Costello. No proceeds were received in exchange for the shares of common stock.

Our executive offices are located at 625 Richmond Street W., Apt. 0, Toronto, Ontario M6J 1C2. We believe that this space if adequate to operate our current business and as business warrants we may expand into a larger space. The office space is provided by our CEO at no cost to us.

LEGAL MATTERS

Szaferman, Lakind, Blumstein & Blader, P.C. has opined on the validity of the shares of common stock being offered hereby.

EXPERTS

The annual financial statements included in this prospectus and in the registration statement have been audited by M&K CPAS, PLLC, an independent registered public accounting firm, to the extent and for the period set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Nevada Statutes and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act with the SEC for the securities offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. For additional information about us and our securities, we refer you to the registration statement and the accompanying exhibits and schedules. Statements contained in this prospectus regarding the contents of any contract or any other documents to which we refer are not necessarily complete. In each instance, reference is made to the copy of the contract or document filed as an exhibit to the registration statement, and each statement is qualified in all respects by that reference. Copies of the registration statement and the accompanying exhibits and schedules may be inspected without charge (and copies may be obtained at prescribed rates) at the public reference facility of the SEC at Room 1024, 100 F Street, N.E. Washington, D.C. 20549.

You can request copies of these documents upon payment of a duplicating fee by writing to the SEC. You may call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference rooms. Our filings, including the registration statement, will also be available to you on the Internet web site maintained by the SEC at http://www.sec.gov.

PERIYA CORP.
(A Development Stage Company)
FINANCIAL STATEMENTS
March 31, 2014

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Periya Corp. (A Development Stage Company)

We have audited the accompanying balance sheet of Periya Corp. (A Development Stage Company) as of March 31, 2014, and the related statements of operations, changes in stockholders’ equity, and cash flows for the period from December 20, 2013 (inception) through March 31, 2014. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

We believe that our audit provides a reasonable basis for our opinion. In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Periya Corp. (A Development Stage Company) as of March 31, 2014, and the results of its operations and cash flows for the periods described above in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company had no revenue and has an accumulated deficit which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ M&K CPAS, PLLC
www.mkacpas.com
Houston, Texas
September 25, 2014

PERIYA CORP.
(A Development Stage Company)
BALANCE SHEET
AS OF MARCH 31, 2014

March 31, 2014
ASSETS
Current Assets
Cash	$3,211
Prepaid expense	1,800
Total Current Assets	5,011
Total Assets	$5,011
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable and accrued liabilities	$-
Total Current Liabilities	-
Total Liabilities	-
Stockholders’ Equity
Common stock	12,050
Additional paid-in capital	3,450
Deficit accumulated during the development stage	(10,489)
Total Stockholders’ Equity	5,011
Total Liabilities and Stockholders’ Equity	$5,011

The accompanying notes are an integral part of these financial statements.

PERIYA CORP.
(A Development Stage Company)
STATEMENT OF OPERATIONS
FOR THE PERIOD ENDED MARCH 31, 2014

For The Period From (December 20, 2013 (Inception) to March 31, 2014

REVENUE	$-
EXPENSES
Office and administrative expense	489
Professional fees	10,000
Total Expenses	10,489
INCOME TAXES (RECOVERY)	-
NET (LOSS) EARNINGS	$(10,489)
LOSS PER WEIGHTED NUMBER OF SHARES OUTSTANDING – BASIC AND DILUTED	(0.00)
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING – BASIC AND DILUTED	11,501,980

The accompanying notes are an integral part of these financial statements.

PERIYA CORP.
(A Development Stage Company)
STATEMENT OF STOCKHOLDERS’ EQUITY
FOR THE PERIOD FROM INCEPTION (DECEMBER 20, 2013) TO MARCH 31, 2014

	Common Stock		Additional Paid-In	Earnings (Deficit) Accumulated During the Development	Total Stockholders’
	Shares	Amount	Capital	Stage	Equity

Common shares issued at inception	10,500,000	$10,500	$(10,500)	$-	$-
Common shares issued for cash	1,550,000	1,550	13,950	-	15,500
Net loss	-	-	-	(10,489)	(10,489)
Balance, March 31, 2014	12,050,000	12,050	3,450	(10,489)	5,011

The accompanying notes are an integral part of these financial statements.

PERIYA CORP.
(A Development Stage Company)
STATEMENT OF CASH FLOWS
For The Period From December 20, 2013 (Inception) to March 31, 2014
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) earnings	$(10,489)
Adjustment to reconcile net loss to net cash provided by operating activities:
Changes in operating assets and liabilities:
Prepaid expense	(1,800)
NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES	(12,289)
CASH FLOWS FROM FINANCING ACTIVITIES
Common shares issued for cash	15,500
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	15,500
NET (DECREASE) INCREASE IN CASH	3,211
CASH, BEGINNING OF YEAR	-
CASH, END OF YEAR	$3,211

The accompanying notes are an integral part of these financial statements.

PERIYA CORP.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
MARCH 31, 2014

1. ORGANIZATION AND NATURE OF BUSINESS

Periya Corp. (“Periya”) was incorporated on December 20, 2013 under the laws of the State of Nevada as a development stage company in the business of smartphone software application development; acquisition of smartphone apps from other developers; and consulting services.

The Stockholders have agreed to pay expenses and advance funds as the Company requires until the Company can raise funds pursuant to an S-1 Registration Statement filed with the United States Securities and Exchange Commission. As of March 31, 2014, the Company has collected revenue sufficient to fund the Company’s development expenses and has not required shareholder financing. Once the S-1 Registration Statement is declared effective, Management plans to seek equity financing through a public offering of its common stock. There can be no assurance, however, that the Company will be successful in its capital formation activities, or if successful, that the amounts raised will provide revenues sufficient to sustain the operations of the Company.

2. GOING CONCERN

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America with the assumption that the Company will be able to realize its assets and discharge its liabilities in the normal course of business. The Company has had no revenues and has an accumulated deficit which raises substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments to the amounts and classifications of assets and liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company’s ability to continue as a going concern is contingent upon its ability to complete public equity financing and generate profitable operations in the future. Management’s plan in this regard is to secure additional funds through equity financing and through loans made by the Company’s stockholders.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accounting policies of the Company are in accordance with United States of America generally accepted accounting principles. Outlined below are those policies considered particularly significant:

Basis of Presentation

The financial statements present the balance sheets, statements of operations, stockholders' equity (deficit) and cash flows of the Company. These financial statements are presented in United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States.

Organization and Start Up Costs

Costs of start up activities, including organization costs are expensed as incurred.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Cash and Cash Equivalents

Cash and cash equivalents consist of commercial accounts and interest-bearing bank deposits and are carried at cost, which approximates current value. Items are considered to be cash equivalents if the original maturity is three months or less.

Income Taxes

The Company follows the liability method of accounting for income taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances. Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.

Development Stage Company

The Company is considered a development stage company, having limited operating revenues during the period presented, as defined by the FASB standard. This standard requires companies to report their operations, shareholders’ deficit and cash flows since inception through the date that revenues are generated from management’s intended operations, among other things. Management has provided financial data since December 20, 2013, “Inception,” in the financial statements. Since inception, the Company has incurred a net loss of $10,489. The Company’s working capital has been generated through the sale of common stock and shareholder loans.

Fair Value of Financial Instruments

The Company has adopted Accounting Standards Codification subtopic 820-10, Fair Value Measurements and Disclosures ("ASC 820-10"). ASC 820-10 defines fair value, establishes a framework for measuring fair value and enhances fair value measurement disclosure. ASC 820-10 delays, until the first quarter of fiscal year 2009, the effective date for ASC 820-10 for all non-financial assets and non-financial liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually). The adoption of ASC 820-10 did not have a material impact on the Company's financial position or operations, but does require that the Company disclose assets and liabilities that are recognized and measured at fair value on a non-recurring basis, presented in a three-tier fair value hierarchy, as follows:

- Level 1. Observable inputs such as quoted prices in active markets;
- Level 2. Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and
- Level 3. Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

The following presents the gross value of assets that were measured and recognized at fair value:

- Level 1: none
- Level 2: none
- Level 3: none

The Company adopted Accounting Standards Codification subtopic 825-10, Financial Instruments ("ASC 825-10"), which permits entities to choose to measure many financial instruments and certain other items at fair value. The adoption of this standard did not have an impact on the Company's financial position, results of operations or cash flows. The carrying value of cash and cash equivalents, accounts payable and accrued expenses, as reflected in the balance sheets, approximate fair value because of the short-term maturity of these instruments.

Deferred Offering Costs

The Company defers as other assets the direct incremental costs of raising capital until such time as the offering is completed. At the time of the completion of the offering, the costs are charged against the capital raised. Should the offering be terminated, deferred offering costs are charged to operations during the period in which the offering is terminated.

Net Loss Per Share

Basic loss per share includes no dilution and is computed by dividing loss available to common stockholders by the weighted average number of common shares outstanding for the period. Dilutive loss per share reflects the potential dilution of securities that could share in the losses of the Company. Because the Company does not have any potentially dilutive securities, the accompanying presentation is only of basic loss per share.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. These estimates are reviewed periodically, and, as adjustments become necessary, they are reported in earnings in the period in which they become known.

Stock Based Compensation

The Company adopted FASB guidance on stock based compensation upon inception at December 20, 2013. Under FASB ASC 718-10-30-2, all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. The Company has not had any stock and stock options issued for services and compensation for the period from inception (December 20, 2013) through March 31, 2014.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements

In February 2013, Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2013-02, Comprehensive Income (Topic 220): Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income, to improve the transparency of reporting these reclassifications. Other comprehensive income includes gains and losses that are initially excluded from net income for an accounting period. Those gains and losses are later reclassified out of accumulated other comprehensive income into net income. The amendments in the ASU do not change the current requirements for reporting net income or other comprehensive income in financial statements. All of the information that this ASU requires already is required to be disclosed elsewhere in the financial statements under U.S. GAAP. The new amendments will require an organization to:

- Present (either on the face of the statement where net income is presented or in the notes) the effects on the line items of net income of significant amounts reclassified out of accumulated other comprehensive income (but only if the item reclassified is required under U.S. GAAP to be reclassified to net income in its entirety in the same reporting period); and

- Cross-reference to other disclosures currently required under U.S. GAAP for other reclassification items (that are not required under U.S. GAAP) to be reclassified directly to net income in their entirety in the same reporting period. This would be the case when a portion of the amount reclassified out of accumulated other comprehensive income is initially transferred to a balance sheet account (e.g., inventory for pension-related amounts) instead of directly to income or expense.

The amendments apply to all public and private companies that report items of other comprehensive income. Public companies are required to comply with these amendments for all reporting periods (interim and annual). The amendments are effective for reporting periods beginning after December 15, 2012, for public companies. Early adoption is permitted. The adoption of ASU No. 2013-02 is not expected to have a material impact on our financial position or results of operations.

In January 2013, the FASB issued ASU No. 2013-01, Balance Sheet (Topic 210): Clarifying the Scope of Disclosures about Offsetting Assets and Liabilities, which clarifies which instruments and transactions are subject to the offsetting disclosure requirements originally established by ASU 2011-11. The new ASU addresses preparer concerns that the scope of the disclosure requirements under ASU 2011-11 was overly broad and imposed unintended costs that were not commensurate with estimated benefits to financial statement users. In choosing to narrow the scope of the offsetting disclosures, the FASB determined that it could make them more operable and cost effective for preparers while still giving financial statement users sufficient information to analyze the most significant presentation differences between financial statements prepared in accordance with U.S. GAAP and those prepared under IFRSs. Like ASU 2011-11, the amendments in this update will be effective for fiscal periods beginning on, or after January 1, 2013. The adoption of ASU 2013-01 is not expected to have a material impact on our financial position or results of operations.

4. CAPITAL STOCK

Holders of common stock are entitled to one vote for each share held. There are no restrictions that limit the Company’s ability to pay dividends on its common stock. The Company has not declared any dividends since incorporation.

On December 20, 2013, the Company issued a total of 10,000,000 founder’s shares of common stock at par value of $0.001 to the Company’s CEO, Christopher Park. No proceeds were received in exchange for the shares of common stock.

On December 20, 2013, the Company issued a total of 500,000 founder’s shares of common stock at par value of $0.001 to the Company’s Director, Christopher Costello. No proceeds were received in exchange for the shares of common stock.

For the period ended March 31, 2014, we issued 1,550,000 shares of common stock to 23 investors in a private placement. The consideration paid for such shares was $0.01 per share, amounting in the aggregate to $15,500.

5. RELATED PARTY TRANSACTIONS

Related party transactions are in the normal course of operations and are recorded at amounts established and agreed between the related parties.

On December 20, 2013, the Company issued a total of 10,000,000 founder’s shares of common stock at par value of $0.001 to the Company’s CEO, Christopher Park. No proceeds were received in exchange for the shares of common stock.

On December 20, 2013, the Company issued a total of 500,000 founder’s shares of common stock at par value of $0.001 to the Company’s Director, Christopher Costello. No proceeds were received in exchange for the shares of common stock.

6. INCOME TAXES

The Company has losses carried forward for income tax purposes for March 31, 2014. There are no current or deferred tax expenses for the period ended March 31, 2014 due to the Company ’s loss position. The Company has fully reserved for any benefits of these losses. The deferred tax consequences of temporary differences in reporting items for financial statement and income tax purposes are recognized, as appropriate. Realization of the future tax benefits related to the deferred tax assets is dependent on many factors, including the Company ’s ability to generate taxable income within the net operating loss carry forward period.

Management has considered these factors in reaching its conclusion as to the valuation allowance for financial reporting purposes.

March 31, 2014
$10,489
34%
3,566
(3,566)
$-

The net federal operating loss carry forward will expire beginning 2030. This carry forward may be limited upon the consummation of a business combination under IRC Section 381. The Company has no uncertain tax position.

7. SUBSEQUENT EVENTS

For the months of April and May 2014, we issued 140,000 shares of common stock to 14 investors in a private placement. The consideration paid for such shares was $0.01 per share, amounting in the aggregate to $1,400.

PERIYA CORP.
(A Development Stage Company)
FINANCIAL STATEMENTS
June 30, 2014

CONTENTS

Balance Sheet	F-13
Statement of Operations	F-14
Statement of Cash Flows	F-15
Notes to Financial Statements	F-16 – F-20

PERIYA CORP.
(A Development Stage Company)
BALANCE SHEET
AS OF JUNE 30, 2014

	June 30, 2014	March 31, 2014
	(unaudited)
ASSETS
Current Assets
Cash	$1,611	$3,211
Prepaid expense	-	1,800
Total Current Assets	1,611	5,011
Total Assets	$1,611	$5,011
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable and accrued liabilities	$-	$-
Total Current Liabilities	-	-
Total Liabilities	-	-
Stockholders’ Equity
Common stock	$12,190	$12,050
Additional paid-in capital	4,710	3,450
Deficit accumulated during the development stage	(15,289)	(10,489)
Total Stockholders’ Equity	1,611	5,011
Total Liabilities and Stockholders’ Equity	$1,611	$5,011

The accompanying notes are an integral part of these financial statements.

PERIYA CORP.
(A Development Stage Company)
STATEMENT OF OPERATIONS
FOR THE PERIOD ENDED JUNE 30, 2014
(Unaudited)

	June 30, 2014	For The Period From (December 20, 2013 (Inception) to June 30, 2014

REVENUE	$-	$-
EXPENSES
Office and administrative expense	-	489
Consulting Expense	3,000	3,000
Professional fees	1,800	11,800
Total Expenses	4,800	15,289
INCOME TAXES (RECOVERY)		-
NET (LOSS) EARNINGS	$(4,800)	$(15,289)
LOSS PER WEIGHTED NUMBER OF SHARES OUTSTANDING – BASIC AND DILUTED	(0.00)	(0.00)
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING – BASIC AND DILUTED	12,190,000	11,501,980

The accompanying notes are an integral part of these financial statements.

PERIYA CORP.
(A Development Stage Company)
STATEMENT OF CASH FLOWS
(Unaudited)

	3 months ended June 30, 2014	From December 20, 2013 (Inception) to June 30, 2014
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) earnings	$(4,800)	$(15,289)
Adjustment to reconcile net loss to net cash provided by operating activities:
Changes in operating assets and liabilities:
Prepaid expense	1,800	(1,800)
NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES	(3,000)	(15,289)
CASH FLOWS FROM FINANCING ACTIVITIES
Common shares issued for cash	1,400	16,900
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	1,400	16,900
NET (DECREASE) INCREASE IN CASH	(1,600)	1,611
CASH, BEGINNING OF YEAR	3,211	-
CASH, END OF YEAR	$1,611	$1,611

The accompanying notes are an integral part of these financial statements.

PERIYA CORP.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
JUNE 30, 2014

1. ORGANIZATION AND NATURE OF BUSINESS

Periya Corp. (“Periya”) was incorporated on December 20, 2013 under the laws of the State of Nevada as a development stage company in the business of smartphone software application development; acquisition of smartphone apps from other developers; and consulting services.

The Stockholders have agreed to pay expenses and advance funds as the Company requires until the Company can raise funds pursuant to an S-1 Registration Statement filed with the United States Securities and Exchange Commission. As of June 30, 2014, the Company has collected revenue sufficient to fund the Company’s development expenses and has not required shareholder financing. Once the S-1 Registration Statement is declared effective, Management plans to seek equity financing through a public offering of its common stock. There can be no assurance, however, that the Company will be successful in its capital formation activities, or if successful, that the amounts raised will provide revenues sufficient to sustain the operations of the Company.

2. GOING CONCERN

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America with the assumption that the Company will be able to realize its assets and discharge its liabilities in the normal course of business. The Company has had no revenues and has an accumulated deficit which raises substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments to the amounts and classifications of assets and liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company’s ability to continue as a going concern is contingent upon its ability to complete public equity financing and generate profitable operations in the future. Management’s plan in this regard is to secure additional funds through equity financing and through loans made by the Company’s stockholders.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accounting policies of the Company are in accordance with United States of America generally accepted accounting principles. Outlined below are those policies considered particularly significant:

Basis of Presentation

The financial statements present the balance sheets, statements of operations, stockholders' equity (deficit) and cash flows of the Company. These financial statements are presented in United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States.

Organization and Start Up Costs

Costs of start up activities, including organization costs are expensed as incurred.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Cash and Cash Equivalents

Cash and cash equivalents consist of commercial accounts and interest-bearing bank deposits and are carried at cost, which approximates current value. Items are considered to be cash equivalents if the original maturity is three months or less.

Income Taxes

The Company follows the liability method of accounting for income taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances. Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.

Development Stage Company

The Company is considered a development stage company, having limited operating revenues during the period presented, as defined by the FASB standard. This standard requires companies to report their operations, shareholders’ deficit and cash flows since inception through the date that revenues are generated from management’s intended operations, among other things. Management has provided financial data since December 20, 2013, “Inception,” in the financial statements. Since inception, the Company has incurred a net loss of $15,289. The Company’s working capital has been generated through the sale of common stock and shareholder loans.

Fair Value of Financial Instruments

The Company has adopted Accounting Standards Codification subtopic 820-10, Fair Value Measurements and Disclosures ("ASC 820-10"). ASC 820-10 defines fair value, establishes a framework for measuring fair value and enhances fair value measurement disclosure. ASC 820-10 delays, until the first quarter of fiscal year 2009, the effective date for ASC 820-10 for all non-financial assets and non-financial liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually). The adoption of ASC 820-10 did not have a material impact on the Company's financial position or operations, but does require that the Company disclose assets and liabilities that are recognized and measured at fair value on a non-recurring basis, presented in a three-tier fair value hierarchy, as follows:

- Level 1. Observable inputs such as quoted prices in active markets;
- Level 2. Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and
- Level 3. Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

The following presents the gross value of assets that were measured and recognized at fair value:

- Level 1: none
- Level 2: none
- Level 3: none

The Company adopted Accounting Standards Codification subtopic 825-10, Financial Instruments ("ASC 825-10"), which permits entities to choose to measure many financial instruments and certain other items at fair value. The adoption of this standard did not have an impact on the Company's financial position, results of operations or cash flows. The carrying value of cash and cash equivalents, accounts payable and accrued expenses, as reflected in the balance sheets, approximate fair value because of the short-term maturity of these instruments.

Deferred Offering Costs

The Company defers as other assets the direct incremental costs of raising capital until such time as the offering is completed. At the time of the completion of the offering, the costs are charged against the capital raised. Should the offering be terminated, deferred offering costs are charged to operations during the period in which the offering is terminated.

Net Loss Per Share

Basic loss per share includes no dilution and is computed by dividing loss available to common stockholders by the weighted average number of common shares outstanding for the period. Dilutive loss per share reflects the potential dilution of securities that could share in the losses of the Company. Because the Company does not have any potentially dilutive securities, the accompanying presentation is only of basic loss per share.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. These estimates are reviewed periodically, and, as adjustments become necessary, they are reported in earnings in the period in which they become known.

Stock Based Compensation

The Company adopted FASB guidance on stock based compensation upon inception at December 20, 2013. Under FASB ASC 718-10-30-2, all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. The Company has not had any stock and stock options issued for services and compensation for the period from inception (December 20, 2013) through June 30, 2014.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements

In February 2013, Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2013-02, Comprehensive Income (Topic 220): Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income, to improve the transparency of reporting these reclassifications. Other comprehensive income includes gains and losses that are initially excluded from net income for an accounting period. Those gains and losses are later reclassified out of accumulated other comprehensive income into net income. The amendments in the ASU do not change the current requirements for reporting net income or other comprehensive income in financial statements. All of the information that this ASU requires already is required to be disclosed elsewhere in the financial statements under U.S. GAAP. The new amendments will require an organization to:

- Present (either on the face of the statement where net income is presented or in the notes) the effects on the line items of net income of significant amounts reclassified out of accumulated other comprehensive income (but only if the item reclassified is required under U.S. GAAP to be reclassified to net income in its entirety in the same reporting period); and

- Cross-reference to other disclosures currently required under U.S. GAAP for other reclassification items (that are not required under U.S. GAAP) to be reclassified directly to net income in their entirety in the same reporting period. This would be the case when a portion of the amount reclassified out of accumulated other comprehensive income is initially transferred to a balance sheet account (e.g., inventory for pension-related amounts) instead of directly to income or expense.

The amendments apply to all public and private companies that report items of other comprehensive income. Public companies are required to comply with these amendments for all reporting periods (interim and annual). The amendments are effective for reporting periods beginning after December 15, 2012, for public companies. Early adoption is permitted. The adoption of ASU No. 2013-02 is not expected to have a material impact on our financial position or results of operations.

In January 2013, the FASB issued ASU No. 2013-01, Balance Sheet (Topic 210): Clarifying the Scope of Disclosures about Offsetting Assets and Liabilities, which clarifies which instruments and transactions are subject to the offsetting disclosure requirements originally established by ASU 2011-11. The new ASU addresses preparer concerns that the scope of the disclosure requirements under ASU 2011-11 was overly broad and imposed unintended costs that were not commensurate with estimated benefits to financial statement users. In choosing to narrow the scope of the offsetting disclosures, the FASB determined that it could make them more operable and cost effective for preparers while still giving financial statement users sufficient information to analyze the most significant presentation differences between financial statements prepared in accordance with U.S. GAAP and those prepared under IFRSs. Like ASU 2011-11, the amendments in this update will be effective for fiscal periods beginning on, or after January 1, 2013. The adoption of ASU 2013-01 is not expected to have a material impact on our financial position or results of operations.

4. CAPITAL STOCK

Holders of common stock are entitled to one vote for each share held. There are no restrictions that limit the Company’s ability to pay dividends on its common stock. The Company has not declared any dividends since incorporation.

On December 20, 2013, the Company issued a total of 10,000,000 founder’s shares of common stock at par value of $0.001 to the Company’s CEO, Christopher Park. No proceeds were received in exchange for the shares of common stock.

4. CAPITAL STOCK (Continued)

On December 20, 2013, the Company issued a total of 500,000 founder’s shares of common stock at par value of $0.001 to the Company’s Director, Christopher Costello. No proceeds were received in exchange for the shares of common stock.

For the period ended March 31, 2014, we issued 1,550,000 shares of common stock to 23 investors in a private placement. The consideration paid for such shares was $0.01 per share, amounting in the aggregate to $15,500.

For the months of April and May 2014, we issued 140,000 shares of common stock to 14 investors in a private placement. The consideration paid for such shares was $0.01 per share, amounting in the aggregate to $1,400.

5. RELATED PARTY TRANSACTIONS

Related party transactions are in the normal course of operations and are recorded at amounts established and agreed between the related parties.

On December 20, 2013, the Company issued a total of 10,000,000 founder’s shares of common stock at par value of $0.001 to the Company’s CEO, Christopher Park. No proceeds were received in exchange for the shares of common stock.

On December 20, 2013, the Company issued a total of 500,000 founder’s shares of common stock at par value of $0.001 to the Company’s Director, Christopher Costello. No proceeds were received in exchange for the shares of common stock.

6. SUBSEQUENT EVENTS

In accordance with ASC 855-10 Company management reviewed all material events through the date of this report and there are no material subsequent events to report.

PERIYA CORP.

2,240,000 SHARES OF COMMON STOCK

PROSPECTUS

Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II – INFORMATION NOT REQUIRED IN THE PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the Company; none shall be borne by any selling security holders.

Securities and Exchange Commission registration fee	$2.89
Legal fees and miscellaneous expenses (*)	25,000
Accounting fees and expenses (*)	10,000
Total (*)	$35,002.89
____________
(*) Estimated.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Nevada Statutes provides for the indemnification of officers, directors, employees, and agents. A corporation shall have power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

RECENT SALES OF UNREGISTERED SECURITIES

On December 20, 2013, we issued a total of 10,000,000 shares worth $10,000 to Christopher Park in founder’s shares. We issued the foregoing restricted shares of common stock pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933. No commissions were paid to anyone in connection with the sale of the shares and general solicitation was not made to anyone. These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”). These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the shareholder had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On December 20, 2013, we issued 500,000 shares to Christopher Costello services as a director/secretary valued at $5,000. We issued the foregoing restricted shares of common stock pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933. No commissions were paid to anyone in connection with the sale of the shares and general solicitation was not made to anyone. These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”). These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the shareholder had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

From December 2013 to May 2014, we issued 1,690,000 shares of common stock to 37 investors in a private placement. The consideration paid for such shares was $0.01 per share, amounting in the aggregate to $16,900. The foregoing 1,690,000 shares of common stock were issued as restricted securities pursuant to Reg. S of the Securities Act of 1933 in that all of the sales took place outside the United States of America with non-US persons. The following sets forth the identity of the class of persons to whom we sold these shares and the amount of shares for each shareholder:

Abdulah Hashwani	450,000
Adriana Hill	10,000
Andrea Grbo	10,000
Barbara A Penney	10,000
Billie Tete	10,000
Brian Wesley Buchanan	10,000
Christina Gurton	10,000
Conrad M Hill	10,000
Cory Carl Borg	10,000
Cynthia Marianna Thompson	10,000
Deborah Lynn Smith	10,000
Dominic Tete	10,000
Dylan Madeley	10,000
Gail Anne Eaton	10,000
Glenn M Rusnak	10,000
Jaya Kawa	10,000
John Ticzon	10,000
Justin Fudge	10,000
Karen Moore	10,000
Karim Mirshahi	400,000
Kathleen M. Delorme	10,000
Kyla Zerbes	10,000
Lisa Mainella	10,000
Lloyd Hill	10,000
Losana Yogarajah	10,000
Mark Howard Wright	10,000
Michael Capra	500,000
Michael James Morris	10,000
Mitchell Lawrence Tete	10,000
Nina Levy	10,000
Nitin Kawa	10,000
Patrick M Levy	10,000
Sankar Yogarajah	10,000
Sarah London Bergman	10,000
Sheri Kim Borg	10,000
Sutharsan Selvarasa	10,000
Umarani Yogarajah	10,000

EXHIBITS

The following exhibits are filed as part of this registration statement:

Exhibit	Description
3.1	Articles of Incorporation of Registrant
3.2	By-Laws of Registrant
3.3	Form of Stock Certificate
5.1	Opinion of Szaferman, Lakind, Blumstein & Blader, P.C. regarding the legality of the securities being registered
10.1	Form of Regulation S Subscription Agreement
23.1	Consent of M&K CPAS, PLLC
23.2	Consent of Szaferman, Lakind, Blumstein & Blader, P.C. (included in Exhibit 5.1)

UNDERTAKINGS.

The undersigned registrant hereby undertakes:

1. The undersigned registrant hereby undertakes:

(A)	RULE 415 OFFERING: UNDERTAKING PURSUANT TO ITEM 512(A) OF REGULATION S-B

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)
To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c)
To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2.
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4.
For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to he purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

	(a)	Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (Sec. 230. 424);

	(b)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(c)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(d) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

(B)	REQUEST FOR ACCELERATION OF EFFECTIVE DATE: UNDERTAKING PURSUANT TO ITEM 512(E) OF REGULATION S

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

(C)	FOR PURPOSES OF DETERMINING LIABILITY UNDER THE SECURITIES ACT: UNDERTAKING PURSUANT TO ITEM 512(G) OF REGULATION S-B

The undersigned registrant hereby undertakes that, for the purpose of determining liability under the Securities Act to any purchaser:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Toronto, Province of Ontario on September 25, 2014.

PERIYA CORP.

By:	/s/ Christopher Park
Christopher Park
President, Chief Executive Officer, Principal Accounting Officer and Director

POWER OF ATTORNEY

ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Christopher Park, true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof. In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

SIGNATURE	TITLE	DATE

/s/ Christopher Park	President, Chief Executive Officer,	September 25, 2014
Christopher Park	Principal Accounting Officer and Director

/s/ Christopher Costello	Secretary, Director	September 25, 2014
Christopher Costello